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FOR IMMEDIATE RELEASE

                     ORBCOMM FILES FOR VOLUNTARY CHAPTER 11
                  PROTECTION AS PART OF BUSINESS RESTRUCTURING

                  Satellite Network to Remain in Full Operation


Dulles, VA, September 15, 2000 - ORBCOMM Global, L.P. (ORBCOMM) announced today that it and seven of its subsidiaries have filed a voluntary petition for Chapter 11 relief in the United States Bankruptcy Court for the District of Delaware as part of its efforts to restructure and reorganize its business. ORBCOMM is committed to maintaining and operating its network of low-Earth orbit
(LEO) satellites and related ground facilities while it restructures its operations. It is expected that the ORBCOMM network will remain in full operation for customers and business partners around the world during this process.

ORBCOMM has retained Donaldson, Lufkin & Jenrette Securities Corporation (DLJ) to advise the company on various recapitalization alternatives and assist in discussions with its bondholders. The company has been in discussions with an informal bondholders committee, representing in excess of 60 percent of the outstanding principal amount of ORBCOMM's senior notes. ORBCOMM expects to continue discussions with representatives of the bondholders while ORBCOMM is in Chapter 11. In addition, Orbital Sciences Corporation (Orbital) has retained Bear, Stearns & Co. Inc. to explore financing alternatives for ORBCOMM.

"Filing for Chapter 11 is a necessary step in our plan to restructure ORBCOMM, allowing us time to secure the financial resources needed to continue to effectively serve our global network of customers," said Scott L. Webster, Chairman and Chief Executive Officer of ORBCOMM. "I am encouraged by the continued support and commitment of our key international licensees, value-



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added resellers and subscriber communicator manufacturers who are aware of our situation and plans."


As major elements of ORBCOMM's restructuring, an affiliate of Teleglobe Inc. (Teleglobe) has agreed to extend to ORBCOMM a total of $17 million in interim debt financing as previously announced, $8 million of which has already been provided through a secured loan. The balance of this financing will provide the company with short-term liquidity for the next few months and is expected to be provided as debtor-in-possession financing. ORBCOMM has also implemented a new business plan that involves reduced operating and capital expenditures and a simplified distribution strategy that focuses on its top-tier customers in key vertical markets and the distribution of its services through indirect sales channels, including its value-added resellers and international licensees. Finally, ORBCOMM's partners, Teleglobe and Orbital, have indicated that they are prepared to convert their outstanding debt into equity in ORBCOMM in connection with the completion of new equity investment.

ORBCOMM expects that this restructuring, coupled with the financial stability it hopes to achieve during the Chapter 11 process, will enable the company to address the challenges at hand and emerge from Chapter 11 as quickly as possible. ORBCOMM believes these measures will put the company in a position to continue to capitalize on the fast-growing international market for satellite-based global data communications.

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This release contains forward-looking statements, including statements regarding
ORBCOMM's expected commercial operations. These forward-looking statements are based on a number of assumptions and ORBCOMM's actual results and operations may be materially different from those expressed or implied by such statements. For a description of factors that may cause ORBCOMM's results to differ materially from those expressed or implied by such forward-looking statements, please consult the Securities and Exchange Act filings of ORBCOMM Global, L.P.

FOR MORE INFORMATION, PLEASE CONTACT:

ORBCOMM                                              STANTON CRENSHAW
Michelle Ferris                                      Lisa Greiner
(703) 433-6991                                       (212) 780-1900, ext. 566
ferris.michelle@orbcomm.com                          lisa@stanton-crenshaw.com

FOR MORE INFORMATION ON ORBCOMM SERVICES, PLEASE CALL 1-800-ORBCOMM, OR VISIT THE ORBCOMM WEB SITE AT www.orbcomm.com.